Power of Attorney
Know all by these presents, that the undersigned hereby makes, constitutes and appoints
each of Kimberly Elting and Geoffrey Gillespie, or either of them acting singly, and with full power of
substitution and re-substitution, the undersigned's true and lawful attorney-in-fact (each of such
persons and their substitutes being referred to herein as the
"Attorney-in-Fact"), with full power to act
for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to:
1. Prepare, execute and submit to the SEC, Orthofix Medical Inc. (the
"Company"), and/or any
national securities exchange on which the Company's securities are listed any and all reports (including
any amendments thereto) the undersigned is required to file with the SEC, or which the Attorney-in-Fact
considers it advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act or any rule
or regulation thereunder, or under Rule 144 under the Securities Act of 1933
("Rule 144"), with respect
to the any security of the Company, including Forms 3, 4 and 5, Schedules 13D and 13G, and Forms 144;
and
2. Obtain, as the undersigned's representative and on the undersigned's behalf, information
regarding transactions in the Company's equity securities from any third party, including the Company
and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned
hereby authorizes any such third party to release any such information to the
Attorney-in-Fact.
The undersigned acknowledges that:

a) This Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act in his
discretion on information provided to such Attorney-in-Fact without independent verification of such
information;

b) Any documents prepared or executed by the Attorney-in-Fact on behalf of the undersigned
pursuant to this Power of Attorney will be in such form and will contain such information as the
Attorney-in-Fact, in his discretion, deems necessary or desirable;

c) Neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's
responsibility to comply with the requirements of Section 13 or Section 16 of the Exchange Act or Rule
144, any liability of the undersigned for any failure to comply with such requirements, or any liability of
the undersigned for disgorgement of profits under Section 16(b) of the Exchange
Act; and
d) This Power of Attorney does not relieve the undersigned from responsibility for compliance with
the undersigned's obligations under Section 13 or Section 16 of the Exchange
Act, including, without
limitation, the reporting requirements under Section 13 or Section 16 of the
Exchange Act.
The undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each
and every act and thing requisite, necessary or advisable to be done in connection with the foregoing, as
fully, to all intents and purposes, as the undersigned might or could do in person, hereby ratifying and
confirming all that the Attorney-in-Fact, or his or her substitute or substitutes, shall lawfully do or cause
to be done by authority of this Power of Attorney.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to
file Forms 4 or 5 or Schedules 13D or 13G or Forms 144 with respect to the undersigned's holdings of
and transactions in securities of the Company, unless earlier revoked by the undersigned in a signed
writing delivered to the Attorney-in-Fact. This Power of Attorney revokes all previous powers of
attorney with respect to the subject matter of this Power of Attorney.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of
August 15, 2023.

        /s/ Puja Leekha
        Signature